EXHIBIT 10.4
                                 ------------

                           STOCK PURCHASE AGREEMENT


     This STOCK PURCHASE AGREEMENT is made as of March 7, 1997, by and among the following parties:

       Simpson Strong-Tie Company Inc., a California corporation
         ("SST");
       Simpson Strong-Tie Canada, Limited, a corporation incorporated under the laws of the Province of Ontario ("SST-Canada" and, collectively with SST, "Buyer");
       Robert Anthony Cunningham ("R. Cunningham");
       Diane Saroginie Cunningham ("D. Cunningham");
       D. Cunningham, Joan Phyllis Seetaram, Martin I. Silver and Tracey Eichinger, as trustees of The Angela Cunningham Trust dated May 17, 1985 (the "Trust" and, collectively with R. Cunningham and D. Cunningham, the "ADB Sellers");
       D. Cunningham Holdings Inc., an Ontario corporation
         ("DCHI"); and
       Joan Phyllis Seetaram ("Seetaram" and, collectively with the ADB Sellers and DCHI, the "Sellers"), with reference to the following facts:

     Seetaram Holdings Limited, an Ontario corporation ("Holdings"), all of the outstanding capital stock of which (the "Holdings Stock") is owned by Seetaram, Isometric Limited, an Ontario corporation ("Isometric"), all of the outstanding capital stock of which is owned by Holdings, A.D.B. Heading Limited, an Ontario corporation ("ADB"), all of the outstanding capital stock of which (the "ADB Stock") is owned by the ADB Sellers, and Dual Fastening, Inc., a Georgia corporation ("DFI" and, collectively with Holdings, Isometric and ADB, the "Companies"), all of the outstanding capital stock of which (the "DFI Stock") is owned by DCHI, are engaged in the business of developing, producing, manufacturing, marketing and selling, principally in Canada and the United States of America (the "U.S."), fastening products used in building construction. SST is engaged in a similar business.

     Sellers and Buyer (collectively, the "Parties") consider it desirable and in their respective best interests that Buyer purchase from Sellers and Sellers sell to Buyer all of the outstanding capital stock of each of the Holdings, ADB and DFI, on the terms and conditions in this Agreement. All references herein to "dollars" or "$" mean U.S. dollars, except as otherwise expressly indicated.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein, the Parties agree as follows:

     1.  Purchase and Sale.

          1.1. Assignment of Stock. At the Closing (as hereinafter defined), Seetaram shall sell, assign, transfer and convey to SST-Canada all right, title and interest, of record and beneficial, in and to all of the Holdings Stock, the ADB Sellers shall sell, assign, transfer and convey to SST-Canada all right, title and interest, of record and beneficial, in and to all of the ADB Stock, and DCHI shall sell, assign, transfer and convey to SST all right, title and interest, of record and beneficial, in and to all of the DFI Stock, in each case subject to no, and free of any, liens, claims, pledges, mortgages, encumbrances, security interests, defects in title, community property rights, restrictions on transfer and other defects in title or restrictions (collectively, "Liens"). To that end, Sellers shall deliver to SST-Canada and SST, as provided above, at the Closing all certificates or other instruments representing or evidencing the Holdings Stock, the ADB Stock and the DFI Stock (collectively, the "Company Stock"), duly endorsed for transfer to SST-Canada or SST, as provided above, or accompanied by stock powers duly executed by the respective Sellers transferring and assigning the Company Stock to SST-Canada or SST, as provided above, all in form and substance satisfactory to Buyer.

          1.2. Purchase of Stock. At the Closing (as hereinafter defined), Buyer shall purchase from Sellers, respectively, all right, title and interest, of record and beneficial, in and to all of the Company Stock, as herein provided.

          1.3. Base Purchase Prices. The base purchase prices for the Company Stock (each, a "Base Stock Price"), expressed in Canadian dollars, shall be as follows:

                                          Base Stock Price
     Company Stock                        (Canadian Dollars)
     --------------                       ------------------

     Holdings Stock                         $    6,000,000
     ADB Stock                              $    1,800,000
     DFI Stock                              $    2,200,000
                                            --------------
       Total                                $   10,000,000
                                            ==============

          1.4. Payment. At the Closing (as hereinafter defined), Buyer shall pay the total Base Stock Prices, by delivering to Morris Silver Lewis, Barristers-at-Law and Solicitors, counsel for Sellers, a certified cheque drawn on a Canadian Chartered Bank, in immediately available Canadian dollars, payable to the order of "Morris Silver Lewis, in trust", or payable to such other person or persons as Sellers may direct by notice signed by all Sellers and received by Buyer at least three days prior to the Closing. On making such payment, Buyer shall be deemed to have paid in full the Base Stock Prices for all of the Stock, and the $25,000 deposit (the "Deposit") heretofore lodged by SST with its counsel, together with any interest earned thereon, shall thereupon be returned to SST.

          1.5. Closing. The purchases and sales of the Company Stock shall be consummated in accordance with this Agreement at a closing (the "Closing") to be held at the offices of Stikeman, Elliott, Barristers & Solicitors, Canadian counsel for Buyer, at Suite 5300, Commerce Court West, Toronto, Canada, at 10:00 A.M. Toronto time, on March 10, 1997, or on such later date as all of the conditions in section 9 are satisfied or waived or on such earlier or later date as the Parties may determine by mutual agreement (the date of the Closing being hereinafter called the "Closing Date"); provided that the Closing Date shall not be later than April 15, 1997.

          1.6. Earn-Out Payments. For each of the four calendar years 1997, 1998, 1999 and 2000 (each, an "Earn-Out Year") for which Mechanical Anchor Sales (as hereinafter defined) exceed the Mechanical Anchor Sales for the preceding calendar year, SST-Canada shall pay to Sellers an additional amount (each, an "Earn-Out Payment") equal to ten percent of such excess; provided that no Earn-Out Payment shall accrue or be due or payable for any Earn-Out Year for which the Mechanical Anchor Sales are not more than $6,395,380. For purposes of this section 1.6, "Mechanical Anchor Sales" means the aggregate net revenues (determined by Buyer in accordance with U.S. generally accepted accounting principles ("GAAP") from Buyer's sales reports prepared in the ordinary course of Buyer's business) for sales by Buyer and its affiliates (including the Companies) of Mechanical Anchor Products identified on Schedule 1.6 attached hereto, reduced by charges for returns of any of such products; provided that Schedule 1.6 may be amended at any time or from time to time by agreement between R. Cunningham and SST. Mechanical Anchor Sales for calendar year 1996 shall be deemed to have been $6,395,380 (including $5,552,380 by the Companies and $843,000 by SST and its subsidiaries). Buyer shall furnish to R. Cunningham within forty-five days after the end of each calendar quarter ending on or prior to December 31, 2000, commencing with the calendar quarter ending March 31, 1997, a report showing the Mechanical Anchor Sales for that quarter. Not later than March 31 of the year following each Earn-Out Year, Buyer shall furnish to R. Cunningham copies of all such sales reports for such Earn-Out Year. SST-Canada shall make each Earn-Out Payment that accrues as provided in this section 1.6 by check or wire transfer in accordance with instructions provided by the respective Sellers entitled thereto not later than March 31 of the calendar year following the respective Earn-Out Year to the following parties in the following proportions:

                     R. Cunningham                4.5%
                     D. Cunningham                4.5%
                     Trust                        9.0%
                     DCHI                        22.0%
                     Seetaram                    60.0%

     2. Publicity. Prior to the Closing Date, no publicity, release, announcement, notice, statement or report concerning the transactions contemplated hereby shall be issued by any Party without the prior approval of the form and substance thereof by SST and R. Cunningham; provided that SST and its affiliates shall have the right, in their absolute discretion, to make or file with the U.S. Securities and Exchange Commission or any other U.S. or Canadian governmental agency such releases, announcements, notices, statements or reports as they may determine to be necessary or advisable for Buyer or any of its affiliates to comply with applicable laws, rules and regulations.

     3. Representations and Warranties of Buyer. Buyer hereby represents and warrants to, and agrees with, Sellers, as follows:

          3.1. Organization. SST and SST-Canada are corporations duly organized, validly existing and in good standing under the laws of the State of California and the Province of Ontario, respectively, and each has full corporate power and authority to carry on its business as now conducted and to own its assets. Buyer is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where, by virtue of its business conducted therein, it is required to be so qualified, except in any jurisdiction where the failure to be so qualified does not affect Buyer materially and adversely. All of the outstanding capital stock of SST-Canada is owned of record and beneficially by SST.

          3.2. Litigation. There are no actions, suits, proceedings or investigations pending before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding, or, to the knowledge of Buyer, threatened, against Buyer or against or relating to its property, assets or business, that would materially and adversely affect the right, power or capacity of Buyer to enter into and perform its obligations under this Agreement.

          3.3. No Breach. The execution and delivery of, and the transactions contemplated by, this Agreement do not and will not result in a breach of the terms or conditions of or constitute a default under, or violate, the Articles of Incorporation or Bylaws of Buyer or any agreement or other document or undertaking, oral or written, to which Buyer is a party or by which it is bound.

          3.4. Authority for Agreement. All corporate and other proceedings required to be taken by or on behalf of Buyer to authorize Buyer to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer. This Agreement is the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

          3.5. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Buyer with Sellers, without the intervention of any broker or investment banker or other third party engaged by Buyer. Buyer has not engaged, consented to or authorized any broker, investment banker or other third party to act on its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

     3.6. Investment Canada. Buyer is a WTO Investor within the meaning of the Investment Canada Act.

     4. Representations and Warranties of Sellers. Sellers, jointly and severally, hereby represent and warrant to Buyer, and agree with Buyer, as follows:

          4.1. Organization. Each of the Companies and Sellers (collectively, the "Selling Parties") that is incorporated is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to carry on its business as now conducted and to own its assets. The Trust is duly organized, validly existing and in good standing as a trust under the laws of each jurisdiction that govern the Trust and has full power and authority to carry on its business as now conducted and to own its assets. Each of such corporations is duly qualified to do business and is in good standing as an extra-provincial or foreign corporation in each jurisdiction where, by virtue of its business conducted therein, it is required to be so qualified, except in any jurisdiction where the failure to be so qualified does not affect it materially and adversely. True and complete copies of the articles or certificate of incorporation, trust instrument, bylaws and other charter documents, as currently in effect, of each such corporation and the Trust have been delivered to Buyer. The minute books of each such corporation contain substantially accurate records of all meetings of its board of directors, all committees of its board of directors, and its shareholders since its incorporation and accurately reflect all material transactions to which such minutes refer.

          4.2. Capitalization. The authorized capital stock of the Selling Parties that are corporations, the issued and outstanding capital stock of those corporations and the record and beneficial owners thereof and the number of shares owned by each are as follows:

                                                Issued and      Record and
                                                Outstanding     Beneficial
  Corporation   Authorized Capital Stock          Shares          Owner
  -----------   -----------------------------   -----------   -------------

  DCHI          unlimited Class A, B, C, D      1 Common      D. Cunningham
                and E Shares and unlimited
                Common Shares

  DFI           1,500 Common Shares             500 Common    DCHI

  ADB           100,000 Common Shares, no par   10 Common     R. Cunningham
                value                           10 Common     D. Cunningham
                                                20 Common     Trust

  Isometric     3,600 Non-Voting Special        10 Common     Holdings
                Shares, par value $10 each,
                and 400 Common Shares, no par
                value

  Holdings      10,000 Common Shares, no par    100 Common    Seetaram
                value, 4,000 Class A Non-       100 Class A   Seetaram
                Cumulative,Non-Voting, Non-     Special
                Partici pating, Special
                Shares, par value $10 each,
                and 5,000 Class B Non-
                Cumulative, Voting, Non-
                Participating Shares, par
                value $10 each

All of such shares that are issued and outstanding have been duly and validly issued and are outstanding, fully paid, nonassessable and free of all Liens and preemptive and similar rights. The record and beneficial owners identified above in this section 4.2 own all right, title and interest in and to the shares set forth above, subject to no Lien or preemptive or similar rights. Sellers have contributed to the capital of the respective Companies the amounts of all debts and liabilities of any of Companies to any of Sellers shown on the 1996 Financial Statements (as that term is defined in section 4.6), including, without limitation, the contribution by DCHI to the capital of DFI in the amount of $38,688, or subsequently incurred (other than debts for ordinary and customary employee compensation incurred in the ordinary course of the Companies' businesses), and none of the Companies has any debt, duty, obligation or liability to any of Sellers.

          4.3. Subsidiaries. None of the Companies has any subsidiaries or owns of record or beneficially any capital stock or other equity securities issued by any person, except that Isometric is a wholly owned subsidiary of Holdings.

          4.4.  Options, Warrants, Convertible Securities, etc.   Except as
provided in this Agreement, there are no outstanding options, rights, warrants, convertible securities, commitments or agreements calling for the issuance, assignment, transfer, sale, pledge, hypothecation or other disposition of any capital stock of any of the Selling Parties that is a corporation or of any securities convertible into or exchangeable for any capital stock of any such corporation.

          4.5. Officers and Directors. Schedule 4.5 attached hereto contains a complete and correct list of the names of all officers and directors of each of the Selling Parties that is a corporation.

          4.6. Financial Statements. Except as set forth in Schedule 4.6 attached hereto, the books of account of each of the Companies are correct and complete in all material respects and fairly present its income, expenses, assets and liabilities in accordance with GAAP and with Canadian generally accepted accounting principles ("Cdn.GAAP"), as appropriate, consistently applied. Except as set forth in Schedule 4.6, the unaudited financial statements of the Companies for the two years ended December 31, 1995, and the combined audited financial statements of the Companies for the eleven-month period ended November 30, 1996, all of which have been delivered by Sellers to Buyer, fairly present the Companies' financial position as of said dates and the results of their operations for such periods and were prepared in conformity with GAAP or Cdn.GAAP, as appropriate, consistently applied throughout the periods covered thereby. Such financial statements for the eleven-month period ended November 30, 1996 (the "1996 Financial Statements") have been prepared in accordance with GAAP, consistently applied, and have been audited by Coopers & Lybrand, Chartered Accountants, independent certified public accountants. None of the Companies has any material liabilities or obligations, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which arose or, in accordance with GAAP, should be accrued, with respect to any period ended on or prior to November 30, 1996, other than
(a) those disclosed, or reflected as liabilities or obligations, or reserved against, on the 1996 Financial Statements, (b) those disclosed herein or on any schedule hereto or (c) those fully covered by insurance and not otherwise materially adversely affecting the financial condition, business, assets or operations of any of the Companies. The current working capital of each of the Companies is consistent with its past practices and sufficient for the purposes of operating its business in its present form and at its present level of activity and for the purpose of fulfilling in accordance with their respective terms all purchase orders, projects and contractual obligations which have been placed with or undertaken by it.

          4.7. Liabilities Since November 30, 1996. None of the Companies has any liabilities or obligations material to it, whether accrued, absolute, contingent or otherwise, and whether due or to become due, which arose, or, in accordance with GAAP, were accrued or should be accrued, with respect to any period that began after November 30, 1996, and none of Sellers has any knowledge of any circumstances, conditions, events or arrangements that would give rise to any such liabilities or obligations of any of the Companies in the future, other than (a) those incurred in the ordinary course of its business, which have not been in the aggregate materially adverse to the business or financial condition of any of the Companies, (b) those disclosed on any schedule hereto, (c) those reasonably incurred in connection with this Agreement and the transactions contemplated hereby, and (d) those covered by insurance and not otherwise materially adversely affecting the financial condition, business, assets or operations of any of the Companies.

          4.8. Actions Since November 30, 1996. Except as reflected in the 1996 Financial Statements and except as otherwise expressly set forth in or contemplated by this Agreement, since November 30, 1996, none of the Companies has (a) and none of Sellers has, issued or sold, or agreed to issue or sell, or purchased, or agreed to purchase any capital stock of any of the Companies or securities convertible into or exchangeable for such capital stock, or any options, warrants, rights or calls to purchase such capital stock, or other securities, (b) incurred any obligation or liability, absolute or contingent, except those to which clauses (a) through (d) of section 4.7 refer, (c) discharged or satisfied any Lien, except in the ordinary course of business, or paid or satisfied any liability other than liabilities as of November 30, 1996, to which clauses
(a) through (c) of section 4.6 refer or liabilities to which clauses (a) through (d) of section 4.7 refer, in each case only in the ordinary course of business, (d) entered into, or modified, any employment or consulting agreement, or made any wage or salary increases or granted any bonuses, except in the normal employee or executive review process, which has been fully disclosed to Buyer in writing, (e) subjected to Lien any of its properties or assets, (f) sold, assigned or transferred any of its properties or assets, except in the ordinary course of business, (g) entered into any transaction not in the ordinary course of business, (h) waived any rights of substantial value, or cancelled, modified or waived any debts owed to it in excess of $10,000 in the aggregate, (i) declared, paid or set aside any dividends or other distributions or payments on its capital stock, (j) made any loans or advances to any person or assumed, guaranteed, endorsed or otherwise become responsible for obligations of any person, except for advances to unaffiliated third parties not in excess of $10,000 in the aggregate, (k) except as described in Schedule 4.7 attached hereto, made any payment to any of Sellers in respect of any debt of any of the Companies to any of Sellers in any capacity other than ordinary and customary employee compensation paid in the ordinary course of business,
(l) made any change or amendment in its articles or certificate of incorporation, or other charter documents, (m) effected any merger, consolidation, recapitalization, stock split, stock dividend, reorganization or other transaction affecting any of its capital stock, (n) made any illegal payments to governmental or quasi-governmental officials, or any payments to customers for the sharing of fees or to customers or suppliers for the rebating of charges, or other reciprocal practices, or
(o) entered into any agreement, commitment or understanding to do any of the foregoing.

          4.9. Adverse Developments. Since November 30, 1996, there has not occurred (a) any materially adverse change in the business, assets, results of operations or financial condition of any of the Companies, or
(b) any loss or destruction, whether or not covered by insurance, of any material portion of the assets of any of the Companies which materially adversely affects the ability of any of the Companies to carry on its business as currently conducted, and none of Sellers knows of any development that may give rise to any of the foregoing.

          4.10. Taxes. All taxes, including, without limitation, income, property, sales, use, occupancy, excise, franchise, added value, employees' withholding and Social Security taxes, imposed by Canada, the U.S. or any other country or by any province, state, municipality, subdivision or instrumentality of Canada, the U.S. or any other country or by any other taxing authority, which have become due and payable by any of the Companies, and all interest and penalties thereon, whether disputed or not, have been paid in full or adequately provided for by reserves shown in its books of account. All deposits required by law to be made by any of the Companies with respect to employees' withholding taxes, and income, franchise or capital taxes of any of the Companies, have been duly made, and all income or franchise tax returns of each of the Companies were true and complete and have been filed as and when required by applicable law.
As of November 30, 1996, none of the Companies was liable for the payment of any taxes, including, without limitation, income, gross receipts, property, sales, use, occupancy, excise, value added or franchise taxes, in any jurisdiction, other than as set forth herein or in the 1996 Financial Statements. No deficiency or adjustment in respect of Canadian, U.S., provincial, state, local or foreign income taxes has been assessed against any of the Companies and remains unpaid, other than such taxes or assessments as are being contested in good faith and which have been disclosed to Buyer in writing, and none of Sellers has knowledge of any unassessed tax deficiency proposed or threatened against any of the Companies. The Canadian federal income tax liability of Isometric and ABD has been assessed for all fiscal years to and including the year ended December 31, 1995. There has been no reassessment filed and no notice of objection by any taxing authorities. The U.S. Federal and state tax returns of DFI have been filed with all tax authorities having jurisdiction, and the time for audit thereof by tax authorities having jurisdiction has expired for all tax years ended on or prior to December 31, 1993. No examination of any tax return of any of the Companies is currently in progress, there are no outstanding agreements or waivers extending the statutory period or providing for an extension of time with respect to the assessment or reassessment of tax or the filling of any tax return or any payment of any tax by any of the Companies (except that DFI routinely requests extension of the time for the filing of its tax returns), and there are no claims now threatened or pending against any of the Companies in respect of taxes or any matters under discussion with any governmental entity relating to taxes. DFI requested such an extension for the year ended March 31, 1996, and DFI's tax returns for that year were prepared and filed in a timely manner. Each of the Companies has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable law. None of Sellers is a nonresident person of Canada within the meaning of the Income Tax Act (Canada).

          4.11. Ownership of Assets. Except as set forth in Schedule 4.11 attached hereto, each of the Companies owns outright and has good and marketable, indefeasible title to all of its assets and properties, tangible and intangible (including all assets reflected in the 1996 Financial Statements, except those disposed of in the ordinary course of business since November 30, 1996), and good title to its leasehold estates, in each case free and clear of all Liens, in each case except for (a) Liens for current taxes not delinquent, or taxes being protested in good faith (such protests being set forth in Schedule 4.11), and (b) such imperfections in the title thereto and Liens, if any, as do not materially detract from the value, or interfere with the present or continued use, of its property, or otherwise impair its business or operations. None of the properties or assets, the value of which is reflected in the 1996 Financial Statements, is held by any of the Companies as lessee or subject to any lease or as conditional vendee under conditional sale or other title retention agreement or as optionee under any option to purchase. Each of the Companies owns or has the right to use all assets and properties that are used or useful in its business, subject to no Liens, excepting only those described in the 1996 Financial Statements, those that will be discharged or released prior to the Closing and minor easements and exceptions, none of which will interfere with its use thereof after the Closing.

          4.12. Intangible Assets. Schedule 4.12 attached hereto sets forth a list and brief description of all patents and patent rights and applications, and all trademarks, service marks, trade names and copyrights and applications for the registration thereof, and other intangible assets (other than trade secrets) owned or used by any of the Companies or in which it has an interest. No person has any proprietary or other interest in any of such intangible assets or any trade secrets of any of the Companies and no third party has infringed on any of the properties so listed or has asserted the invalidity or unenforceability of any thereof. None of the Companies is infringing on any patent, copyright, trademark, service mark or other intangible right of any third party, and no proceedings have been instituted or are pending or are threatened, and no claim has been received by any of the Companies, alleging any such infringement. To the best knowledge of Sellers, none of the Companies, no activity in which any of the Companies is engaged, no product which any of the Companies manufactures, uses or sells and no process, method, packaging, advertising, or material that any of the Companies employs in the manufacture, marketing or sale of any such product, breaches, violates, infringes, interferes with, or requires payment for the use of any rights of any third party. Except as set forth in Schedule 4.12, none of the Companies is a party to or bound by any license or other agreement (as licensor or licensee or otherwise) providing for the payment or receipt of any royalty.

          4.13. Litigation. Except as set forth in Schedule 4.13 attached hereto, there are no actions, suits, proceedings or investigations pending before any court or governmental agency or before any arbitrator of any kind, or any order, injunction or decree outstanding or, to the best knowledge of Sellers, threatened, against any of the Companies or against or relating to its property, assets or business, nor do any of Sellers know or have reasonable grounds to know of any basis for any such action, suit, proceeding, governmental investigation, order, injunction or decree. None of the Companies is in violation of any applicable law, regulation, ordinance, order, injunction, decree, award or other requirement of any governmental body, court or arbitrator relating to its property, assets or business, except for such law, regulation, ordinance, order, injunction, decree, award and other requirement of which Sellers have no actual or constructive knowledge and which would not have a material adverse effect on the business or financial condition of any of the Companies.

     4.14.  Agreements and Obligations.  Except as set forth on
Schedule 4.14 attached hereto, each of the Companies has performed all obligations required to be performed by it to the date hereof under all material agreements to which it is a party or by which it is bound, is not in default under any such agreement which would permit any other party to terminate or would give rise to a claim for damages by any other party, and none of Sellers knows of any default or alleged default thereunder by any other party or of any event which, with the giving of notice or the passage of time, or both, would become such a default by any of the Companies which would permit any other party to terminate or would give rise to a claim for material damages against the defaulting party or such other party. All such agreements are valid and in full force and effect and, to the best knowledge of Sellers, none of such agreements is subject to rescission or reformation and there are no circumstances or writings extrinsic to any of such agreements that would materially modify any of their terms, prevent their assignment or create a Lien on any of the Companies or any of its properties.

          Without limiting the generality of the foregoing, except as contemplated hereby or as set forth herein or in Schedule 4.14, none of the Companies is a party to or bound by any written or oral (a) material contract, commitment or arrangement that cannot by its terms be cancelled on notice of thirty days or less, (b) contractual obligation or liability of any kind to holders of its securities as such, (c) contracts or arrangements with its customers for the sharing of their fees, the rebating of charges to such customers or other similar arrangements, (d) contract for the purchase or sale of any materials, products or supplies, which contains any escalator, renegotiation or redetermination clause, (e) lease material to it for real or personal property, (f) union or other collective bargaining agreement, (g) contract, accepted order or commitment for the purchase of materials, products, supplies or equipment having a total contract price in excess of $10,000, (h) agreement or instrument evidencing or relating to indebtedness for borrowed money or creating any Lien on any property owned or used by any of the Companies, (i) contract which by its terms requires the consent of any party other than any of the Companies to the consummation of the transactions contemplated hereby, (j) contract containing covenants limiting the freedom of any of the Companies to compete in any line of business or with any person in any geographical area, (k) contract or option relating to acquisition by any of the Companies of any operating business, (l) irrevocable proxy, voting agreement, voting trust agreement or shareholder agreement, (m) option for the purchase of any asset, tangible or intangible, (n) contract or arrangement requiring the payment to any person of an override or similar commission or fee or (o) other agreement which was entered into other than in the ordinary course of business of any of the Companies.

          4.15. Accounts Receivable. All accounts receivable reflected in the 1996 Financial Statements have arisen in the ordinary course of business, represent obligations due to the respective Companies and have been collected or are collectible in the ordinary course of business in the aggregate recorded amounts thereof, except to the extent set forth as reserves for bad debts in the 1996 Financial Statements. None of Sellers is indebted to any extent to any of the Companies.

          4.16. Permits. Each of the Companies has all permits, licenses, orders, approvals, franchises and other rights and privileges necessary for it to carry on its business as presently conducted, except such permits, licenses, orders, approvals, franchises and other rights and privileges which no governmental authority has demanded be obtained and of which none of Sellers has any actual or constructive knowledge, and with respect to which the failure to obtain, if required, would not have a material adverse effect on the business or financial condition of any of the Companies.

          4.17. Banking Arrangements. Schedule 4.17 attached hereto sets forth the name of each bank or other financial institution in or with which any of the Companies has an account, credit line or other credit arrangement or safety deposit box, the account or box number thereof, the names of all persons presently authorized to draw thereon or having access thereto, the balance thereof as of January 31, 1997, and a statement describing the purpose of each such account.

          4.18. No Breach. The execution and delivery of, and the transactions contemplated by, this Agreement or any agreement or instrument entered into or to be entered into in connection herewith do not and will not result in a breach of the terms or conditions of or constitute (with or without the giving of notice or the passage of time) a default under, or violate, the articles or certificate of incorporation, bylaws or other charter documents of any of the Selling Parties that is a corporation or any lease, agreement, indenture, Lien or other document or instrument, or any undertaking, oral or written, or any law, rule, regulation, order, judgment or decree, or any other requirement or restriction, to which any of the Selling Parties is a party or by or to which he, she or it is bound or subject.

          4.19. Authority for Agreement. All corporate and other proceedings required to be taken by or on behalf of each of the Selling Parties that is a corporation or trust to authorize it to enter into and carry out this Agreement and each other agreement or instrument entered into or to be entered into in connection herewith to which it is a party have been duly and properly taken. This Agreement has been, and each such other agreement or instrument will at the Closing have been, duly executed and delivered by each of the Selling Parties that is a party thereto. This Agreement is, and each such other agreement or instrument will be from and after the Closing Date, the legal, valid and binding agreements of each of the Selling Parties that is a party thereto, enforceable in accordance with the respective terms thereof.

          4.20. Interests in Assets. None of the Selling Parties and no officer, director, shareholder or trustee of any of the Selling Parties that is a corporation or trust or any member of his or her family owns any property or rights, tangible or intangible, used in or related, directly or indirectly, to the business of any of the Companies, or the use of which is necessary for such business as now conducted. Each of the Companies owns all right, title and interest in and to all trade names, trademarks, service marks and copyrights necessary for the conduct of its business as now conducted, and all rights to registrations thereof.

          4.21. Powers of Attorney. No person now holds any power of attorney granted by any of the Selling Parties or any of its officers, directors or trustees, as such.

          4.22. Employees. (a) Schedule 4.22 attached hereto contains a true and complete list of all employees of each of the Companies, whether they are full-time or part-time, their salaries and wage rates, bonus arrangements, benefits, positions and length of service. Schedule 4.22 also contains a correct and complete list showing all amounts due or accrued for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits relating to all employees.

          (b)  Except for those written employment contracts identified in
Schedule 4.22 (true and complete copies of which have been furnished to Buyer), none of the Companies has any written contracts of employment with any employees.

          (c) The business of each of the Companies is being operated in material compliance with all laws relating to employees, including employment standards, occupational health and safety and pay equity, and there are no outstanding orders or prosecutions under any such law.

          (d) No compliant is pending or, to the best knowledge of Sellers, threatened against any of the Companies before any employment standards branch or tribunal or human rights tribunal.

          (e) No unfair labour practice, complaint or grievance against any of the Companies is pending or, to the best knowledge of Sellers, threatened before any labour relations board or similar governmental entity.

          (f) There is no labour strike, dispute, slowdown or stoppage existing, pending or involving or, to the best knowledge of Sellers, threatened against any of the Companies.

          (g) No union representation question exists respecting the employees of any of the Companies.

          (h) No grievance which might have a material adverse effect on any of the Companies or the conduct of the business of any of the Companies exists, no arbitration proceeding arising out of or under any collective agreement is pending, and no claim therefor has been asserted.

          (i) No collective bargaining agreement is currently being negotiated by any of the Companies with respect to its employees and there are no collective bargaining agreements in force with respect to any of the employees of any of the Companies.

          (j) No employee of any of the Companies has any agreement as to length of notice required to terminate his or her employment, other than such as results by law from the employment of an employee without agreement as to such notice or as to length of employment.

          (k) All vacation pay (including all banked vacation pay), bonuses, commissions and other employee benefit payments are reflected and have been accrued in the books and records of the respective Companies.

          (l) No person or party (including, but not limited to, governmental agencies of any kind) has asserted any claim, or has any basis for any action or proceeding, against any of the Companies under or arising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices.

          (m) None of the Companies is a party to or bound by any contract, agreement or commitment by the terms of which any person, firm, corporation, business, trust or other individual or entity is or may become entitled (for any reason or in any capacity) to any share in the proceeds, earnings or profits of any of the Companies or of any department, division or other unit of any of the Companies, and none of the Companies has any pension, retirement, bonus, incentive, profit sharing, deferred compensation or other program, plan, contract, agreement or commitment in force for the benefit of any shareholders, directors, officers, employees or consultants of any of the Companies, except as described on Schedule 4.22.

          (n) No person or party has asserted any claim under which any of the Companies has any liability under any health, sickness, disability, death, medical, surgical, hospital or similar benefit plan or arrangement (whether legally binding or not) maintained by any of the Companies, or to or by which any of the Companies is a party or is subject or is bound, or under any workers' compensation or similar law, which is not fully covered by insurance maintained with reputable, financially responsible insurers.

          4.23. Insurance. Schedule 4.23 attached hereto contains a correct and complete list of all insurance policies that are maintained by each of the Companies, together with a brief description of each such policy, including the type of policy, name of insurer, coverage allowance, expiration dates, annual premiums and any pending claims thereunder. None of the Companies has failed to pay or is in default with respect to the payment of any premiums for or under any such insurance policy. None of the Companies has failed to give any notice or to present any claim under any such insurance policy in a due and timely fashion. To the best knowledge of Sellers there are no circumstances in respect of which any person may make a claim against any of the Companies, whether covered by insurance or not. Such policies are in full force and effect and are free from any right of termination on the part of the insurers, except on notice as stipulated in such policies and no such notice has been received by any of the Companies. True and complete copies of such insurance policies and the most recent inspection reports received from insurance underwriters have been delivered to Buyer. There has not been any material adverse change in the relationship of any of the Companies with any of its insurers, in the availability of coverage, or in the premiums payable pursuant to such policies. Included in Schedule 4.23 is a list setting forth any and all material claims, with reasonable particulars, made under any policies of insurance maintained by or for the benefit of each of the Companies since January 1, 1993.

          4.24. Condition of Assets. All of the assets of each of the Companies are in good operating condition and repair and in compliance with all applicable laws and regulations. The use and operation of such assets is in full compliance with applicable building codes, environmental, zoning and land use laws, and all other local, state, province and national laws and regulations. All inventory of each of the Companies is in good and merchantable condition, reasonably in balance and currently of a usable and saleable quality.

          4.25. Environmental Matters. Each of the Companies is in compliance with, and none of the Companies has any liability under, any Canada, U.S., province, state or other statute, law, rule, regulation or ordinance relating to the environment or to the discharge of matter into the air, ground or water or to the generation, disposal or storage of matter, which liability arises or results from or by reason of the ownership or operation of any of the properties or assets of, or the operation of any business or activity by, any of the Companies. There has been no production, transportation, disposal or storage on, to, from or in any real property owned, used or occupied by any of the Companies of any hazardous waste or other toxic substance by any of the Companies or, to the best knowledge of Sellers, by any previous owner or tenant of any of such real property. To the best knowledge of Sellers, no claims, actions, suits, proceedings, investigations or inquiries are pending or are contemplated or have been threatened and no judgments have been entered by or before any court or governmental authority or agency concerning any such statutes, laws, rules, regulations or ordinances or any such production, transportation, disposal or storage.

          4.26. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on directly by Sellers with Buyer, without the intervention of any broker or investment banker or other third party engaged by any of the Selling Parties. None of the Selling Parties has engaged, consented to or authorized any broker, investment banker or other third party to act on his, her or its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement.

          4.27. Use of Property. None of the properties owned or occupied by any of the Companies or the occupancy or operation thereof is in violation of any law or any building, zoning or other ordinance, code or regulation, in such manner as to materially interfere with the use and occupancy thereof in the ordinary course of business of any of the Companies.

          4.28. Disclosure. None of the information furnished by any of the Selling Parties to Buyer herein or in connection herewith contained any statement of material fact that was not true and complete as of its date or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading as of its date.

          4.29. Knowledge. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of Sellers, or where any other reference is made herein to the knowledge of Sellers, it shall be deemed to refer to the knowledge of each of the Selling Parties. Sellers further confirm that they have made due and diligent inquiry of such persons (including appropriate officers, directors, employees, accountants, consultants and lawyers of or for each of the Companies) as they consider necessary as to the matters that are the subject of such representations, warranties or references.

     5. Confidential Information. Each Party agrees that, until the Closing, such Party and its representatives will hold in confidence all information and documents received from any of the other Parties and, if the transactions contemplated hereby are not consummated, such Party shall continue to hold such information and documents in confidence and shall return to the other Parties all such documents and information in written form (including the documents annexed to this Agreement) then in such Party's possession without retaining copies thereof, and from and after the Closing, each of the Selling Parties shall hold in confidence and deliver to Buyer (without retaining copies) all such documents and information and all documents and information of or relating to any of the Companies; provided that each Party's obligation under this section 6 to maintain such confidentiality shall not apply to any information or documents that are in the public domain at the time furnished by another Party or that are disclosed by another Party to any person having no duty of confidentiality with respect thereto through any means other than as a result of any act of such Party or its agents, officers, directors or shareholders which constitutes a breach of this section 5.

     6. Preclosing Covenants. From and after the date hereof and until the Closing on the Closing Date:

          6.1. Access. Sellers shall afford Buyer and its officers, employees, lawyers, accountants and other authorized representatives free and full access, during regular business hours, to all books, records, personnel and properties of each of the Companies. To permit Buyer full opportunity to make such review, examination or investigation as Buyer may desire of the business and affairs of each of the Companies, Sellers shall cause the employees, accountants and lawyers of each of the Companies to cooperate fully with such review and examination and make full disclosure to Buyer of all information affecting the financial condition and business operations of each of the Companies, and Sellers shall promptly notify Buyer of any event which results, or with the passage of time might result, in any of Sellers' representations and warranties herein being or becoming false. Anything in this Agreement to the contrary notwithstanding, no inquiry or investigation by or on the behalf of Buyer, whether before or after the date hereof, shall constitute a waiver of, negate, abrogate or otherwise affect the validity of any representation, warranty or covenant of any of Sellers in, pursuant to or in connection with this Agreement or modify or affect any of Sellers' obligations or Buyer's rights herein or hereunder in the event of any breach of any such representation, warranty or covenant.

          6.2. Conduct of Business. Sellers shall cause each of the Companies to conduct its business only in the ordinary course and not suffer or permit any change in any material respect of any business policy or practice of any of the Companies, without the prior written consent of Buyer.

          6.3. Insurance. Sellers shall cause each of the Companies to maintain in force the insurance policies that it now maintains, except to the extent that they may be replaced with equivalent policies appropriate to insure adequately its business and properties at the same rates or at rates approved by Buyer.

          6.4. Capital Stock; Dividends. Sellers shall not suffer or permit (a) any change to be made in the authorized, issued or outstanding capital stock of any of the Companies, (b) any securities convertible into or exchangeable for capital stock of any of the Companies to be authorized or issued, (c) any options, rights, warrants or calls to purchase capital stock of any of the Companies to be sold, issued or granted with respect to any capital stock or any other securities of any of the Companies, or
(d) any of the Companies to declare, pay or commit to pay any cash or stock dividend or other distribution with respect to its capital stock.

          6.5. Contracts and Commitments. Except as shall be approved in advance by Buyer in writing, or as is contemplated hereby, Sellers shall not suffer or permit any of the Companies to enter into any contract or commitment, except contracts or commitments in the ordinary course of business and involving either (a) an expenditure by it in any one transaction (other than purchases of materials) not in excess of $10,000 or
(b) the purchase by it of a quantity of materials reasonably anticipated to be consumed or resold in less than six months.

          6.6. Liabilities. Subject to section 6.5, Sellers shall not suffer or permit any of the Companies to incur any obligation or liability, absolute or contingent, except for those incurred in the ordinary course of its business which are not in the aggregate materially adverse to its business or financial condition, or to pay any obligation or liability other than the foregoing obligations and liabilities and those described in clauses (a) through (c) of section 4.6 and clauses (a) through (d) of section 4.7.

          6.7. Other Actions. None of Sellers shall take or omit to take any action, and each shall exercise his, her or its best efforts to prevent the occurrence of any event, which would have violated any of Sellers' representations or warranties herein had such action been taken after November 30, 1996, and prior to the date hereof.

          6.8. Banking Arrangements. Sellers shall not suffer or permit any of the Companies to cause, suffer or permit any change to be made in any of its banking arrangements.

          6.9. Preservation of Business. Except as otherwise expressly provided herein, Sellers shall use their best efforts to preserve the business organizations of the Companies intact, keep available the services of the present officers (other than D. Cunningham and Seetaram), employees and consultants of the Companies, maintain the present customers and suppliers of the Companies and preserve the goodwill of the Companies.

          6.10. Litigation. Sellers shall promptly notify Buyer of any lawsuits, claims, proceedings or investigations that are threatened or commenced by or against or affecting any of the Companies or any employee, consultant, officer or director of any of the Companies which might relate to or affect the business or assets of any of the Companies, including, without limitation, regular updates regarding the litigation between Chun Zu Machinery Industry Co. Ltd., plaintiff, and Isometric, defendant, in the Ontario (Canada) Court (General Division), Court File No. 95-CQ-59977.

          6.11. Monthly Statements. Sellers shall furnish to Buyer (a) within five days after the end of February 1997 and each subsequent calendar month, complete and correct reports of all sales by each of the Companies during that calendar month, and (b) within thirty days after the end of each such calendar month, complete and correct unaudited monthly financial statements of each of the Companies for such month.

          6.12. Continued Effectiveness of Representations and Warranties. Each Party shall use his, her or its best efforts to conduct its business and affairs in such a manner that his, her or its representations and warranties herein shall continue to be true and complete on and as of the Closing Date as if made on and as of the Closing Date, and shall advise the other promptly in writing of any condition or circumstance that would cause any of such Party's representations or warranties herein to become untrue in any respect, which condition or circumstance shall be deemed excepted from such representations and warranties to the extent accepted by the other.

          6.13. Consents. Prior to the Closing Date, Sellers shall procure all consents and waivers required under any contracts or by any governmental entities for the full and complete transfer of the Company Stock to Buyer or otherwise to evidence, effect or perfect the transactions contemplated hereby, except where, in the opinion of Buyer, the failure to obtain the consent or waiver would not have a material adverse effect on the business, condition or financial results of any of the Companies on or after the Closing Date.

     7.  Further Covenants.

          7.1.  Indemnity.

               7.1.1. By Buyer. Buyer agrees to indemnify and defend Sellers and hold Sellers harmless from and against any and all claims, liabilities, damages, losses and expenses (including, without limitation, fees and expenses of lawyers and expert witnesses, costs of investigation and court costs) suffered or incurred by Sellers, as a direct or indirect result of any breach of any covenant, representation or warranty by Buyer herein or hereunder.

               7.1.2. By Sellers. Sellers, jointly and severally, agree to indemnify and defend Buyer and its shareholders, controlling persons, affiliates, directors, officers, employees and agents and hold them harmless from and against any and all claims, liabilities, damages, losses and expenses (including, without limitation, fees and expenses of lawyers and expert witnesses, costs of investigation and court costs) suffered or incurred by any of them, as a direct or indirect result of any breach of any covenant, representation or warranty by any of Sellers herein or hereunder.

          7.2. Further Assurances. Sellers shall cooperate with Buyer, at Buyer's request, after the Closing Date and without further consideration,
(a) to execute, deliver, record and publish as appropriate such other certificates, instruments and documents of sale, assignment, transfer and conveyance of the Company Stock, and take such other action, as Buyer may reasonably request more effectively to convey, assign, sell and transfer to or vest in Buyer any and all of the Company Stock, (b) in the case of contracts, if any, to which any of the Companies is a party and which require the consent of any third party that is not received prior to the Closing Date, to continue to endeavor to obtain such consents promptly and, if any such consents are not obtainable, to provide Buyer with the benefit thereof in some other manner, and (c) to assist Buyer in connection with any actions, proceedings or arrangements or disputes relating to the Companies and their ownership of and other rights in their respective assets. The Parties shall each do or perform such further acts and things and execute and deliver such further certificates, instruments and other documents as may be reasonably necessary and proper to implement the intent of the Parties as expressed in this Agreement.

          7.3. Proceedings. Each Party shall promptly inform the other of the making of any threat or claim or the commencement of any investigation, litigation or proceeding against or affecting the business of any of the Companies, its assets or any of the transactions contemplated hereby.

          7.4. Sales Tax. Sellers shall pay when due, to the appropriate governmental authority or authorities, all stock transfer, sales, excise and other taxes and levies, if any, arising from the sale of any of the Company Stock hereunder.

          7.5. Expenses. The Companies shall pay all reasonable and customary costs, expenses and fees incurred by Sellers on or prior to the Closing Date for the services of lawyers, accountants and other advisers retained by Sellers in negotiating the terms and conditions of this Agreement, making any investigation in connection herewith, preparing and executing this Agreement and any certificates, instruments and documents necessary in connection herewith and consummating the transactions contemplated hereby; provided that the fees and expenses of Coopers & Lybrand, Chartered Accountants, in connection with their audit of the 1996 Financial Statements, shall be borne one-half by the Companies and one-half by Buyer.

          7.6. No Solicitation. Prior to the Closing Date, none of Sellers shall contact, solicit, discuss or negotiate with any person other than Buyer any of the transactions contemplated hereby or the possible sale to any person of any capital stock of any of the Companies or the assets of any of the Companies or any substantial part thereof.

          7.7. Noncompetition. Subject to section 7.8, none of Sellers shall at any time within five years after the Closing Date directly or indirectly own an interest in, join, operate, control, participate in, or be connected as officers, employees, agents, independent contractors, consultants, partners, shareholders (except as holders of not more than one percent of the outstanding stock of any class of a corporation, the stock of which is actively and publicly traded) or principals with, any corporation, proprietorship, association or other entity or person engaged in any business that is competitive with any business of any of the Companies as conducted during the two-year period ending on the Closing Date.

          7.8. Employment Arrangement with R. Cunningham. On or prior to the Closing Date, R. Cunningham and Isometric shall have agreed on a mutually satisfactory employment arrangement, whereby R. Cunningham shall be employed by Isometric from and after the Closing Date on terms satisfactory to Buyer.

          7.9. Lawyers' Fees. If either Buyer or any of Sellers shall fail to perform any of its or their obligations under this Agreement or if a dispute arises concerning the meaning, interpretation or enforcement of any provision of this Agreement, the defaulting Party or Parties or the Party or Parties not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other Party or Parties in enforcing or establishing its or their rights hereunder, including, without limitation, court costs, reasonable fees and expenses of lawyers and expert witnesses and all costs of investigation.

          7.10. Risk of Loss. If, prior to the Closing, all or any material part of the assets or the business of any of the Companies is destroyed or damaged by fire or any other casualty or shall be appropriated, expropriated, condemned or seized by any governmental entity or other lawful authority, Buyer shall have the option, exercisable, in Buyer's absolute discretion, by notice given within three business days of Buyer's receipt of notice of such destruction, damage, appropriation, expropriation, condemnation or seizure: (a) to reduce the Base Stock Price for the Company Stock of each of the Companies affected thereby by an appropriate amount equal to the cost of repair, or, if destroyed or damaged beyond repair, by an amount equal to the replacement cost of the assets so damaged or destroyed and to complete the purchase hereunder; or (b) to complete the purchase without reduction of the Base Stock Prices, in which event all proceeds of insurance or compensation for appropriation, expropriation, condemnation or seizure shall be payable to the applicable Company and any and all right and claim of Sellers to any such amounts shall be assigned to the applicable Company; or (c) to terminate this Agreement and not complete the purchase, in which case all obligations of Buyer shall terminate forthwith on Buyer giving notice as required herein.

          7.11. Other Negotiations. Sellers shall not, and shall not permit any of the Companies to, contact, commence or continue negotiations with, or otherwise discuss with any person other than Buyer, any merger, consolidation, sale of stock, sale of assets, joint venture, strategic alliance or other business combination involving any of the Companies.

     8.  Conditions Precedent to the Obligations of Sellers.   The
obligations of Sellers on the Closing Date to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by R. Cunningham (for himself and on behalf of Sellers) (except when the fulfillment thereof is a requirement of law):

          8.1. Representations, Warranties and Covenants. All representations and warranties of Buyer in this Agreement and in any written statement (including financial statements), certificate, schedule, exhibit, agreement or other document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and complete on and as of the date hereof and shall be true and complete as of the Closing Date, as if made on and as of the Closing Date. Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by Buyer prior to or on the Closing Date.

          8.2. No Actions. No action, suit or proceeding shall be pending, or to the knowledge of Buyer, threatened, before a court or governmental body, or instituted or threatened by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated hereby.

          8.3. Certificate. Buyer shall have delivered to Sellers a certificate, in form reasonably satisfactory to R. Cunningham (for himself and on behalf of Sellers), dated the Closing Date and signed by the President or Chief Financial Officer and the Secretary of Buyer, to the following effects:

               8.3.1. Setting forth the names and specimen signatures of the officers and agents of Buyer authorized to execute and deliver this Agreement and the documents and instruments deliverable by Buyer hereunder;

               8.3.2.  Stating that all of the conditions set forth in this section 8 have been fulfilled on or prior to the Closing Date and Buyer is not in breach of or default under any provision of this Agreement; and

               8.3.3. Stating that such certificate is being executed and delivered to induce Sellers to consummate the transactions contemplated hereby.

          8.4. Other Documents. Buyer shall have duly executed and delivered to Sellers such other documents and instruments necessary to effect or evidence any of the transactions contemplated hereby as
R. Cunningham (for himself and on behalf of Sellers) may reasonably request.

     9.  Conditions Precedent to the Obligations of Buyer.   The
obligations of Buyer on the Closing Date to consummate the transactions contemplated hereby are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived by Buyer (except when the fulfillment thereof is a requirement of law):

          9.1. Representations, Warranties and Covenants. All representations and warranties of Sellers in this Agreement and in any written statement (including financial statements), certificate, schedule, exhibit, agreement or other document or instrument delivered pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and complete on and as of the date hereof and shall be true and complete as of the Closing Date, as if made on and as of the Closing Date. Sellers shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

          9.2. No Actions. No action, suit or proceeding shall be pending, or to the knowledge of any of Sellers, threatened, before a court or governmental body, or instituted or threatened by any governmental agency, to restrain or prevent the carrying out of the transactions contemplated hereby or which might adversely affect the right of Buyer to own any of the Company Stock or of any of the Companies to own, operate or control its assets, property or business from and after the Closing Date.

          9.3. Certificate. Sellers shall have delivered to Buyer a certificate, in form satisfactory to Buyer, dated the Closing Date and signed by each of Sellers that is a natural person, by each trustee of the Trust and by the President and the Secretary of DCHI, to the following effects:

               9.3.1. Setting forth the names and specimen signatures of the officers of DCHI and the trustees of the Trust authorized to execute and deliver this Agreement and the documents and instruments deliverable by DCHI or the Trust hereunder;

               9.3.2.  Stating that all of the conditions set forth in this section 9 have been fulfilled on or prior to the Closing Date and that none of Sellers is in breach of or default under any provision of this Agreement; and

               9.3.3. Stating that such certificate is being executed and delivered to induce Buyer to consummate the transactions contemplated hereby.

          9.4. Business Relationships. Sellers shall have furnished to Buyer the names and addresses and all pertinent information regarding all employees, suppliers, distributors and others who have material business relationships with any of the Companies and shall have introduced Buyer to each of them, and Buyer shall be satisfied that each of such relationships may reasonably be expected to be continued from and after the Closing Date.

          9.5. Approvals. Buyer shall have received all applicable governmental approvals, permits, consents and authorizations that Buyer considers necessary in connection with the transactions contemplated hereby and the operation after the Closing of the businesses of the Companies.

          9.6. Due Diligence. Buyer shall have completed to its satisfaction such review, examination and investigation of Sellers, the Companies and the properties, businesses and affairs of the Companies, as Buyer considers necessary.

          9.7. Financial Statements. The 1996 Financial Statements shall have been audited by Coopers & Lybrand, Chartered Accountants, in accordance with GAAP, and Buyer shall be satisfied with the 1996 Financial Statements.

          9.8. Premises Lease. Isometric (as tenant) and Seetaram or a corporation owned by her (as landlord) shall have duly executed and delivered a lease, providing for monthly rent of $4.50 (in Canadian dollars) per square foot on a triple net basis for a term of one year from the Closing Date and four one-year renewal options in favor of Isometric, of the premises to be conveyed by Holdings to Seetaram or a corporation owned by her at 12 Ashbridge Circle, Woodbridge, Ontario, Canada, which lease shall be in substantially the form of Schedule 9.8 attached hereto; provided that, anything in this Agreement to the contrary notwithstanding, Buyer consents and agrees to the transfer and conveyance prior to the Closing Date of such premises by Holdings to Seetaram or a corporation of which Seetaram is the sole shareholder.

          9. Opinion of Counsel. On the Closing Date, Sellers shall have delivered to Buyer an opinion, dated the Closing Date, in form and substance satisfactory to Buyer, of Morris Silver Lewis, Barristers and Solicitors, counsel for Sellers, to the effects stated in sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.13, 4.16, 4.18 and 4.19 and to such other effects as
Buyer may reasonably request.

          9.10. Other Documents. Sellers shall have duly executed and delivered to Buyer such other documents and instruments necessary to effect or evidence any of the transactions contemplated hereby as Buyer may reasonably request.

     10. Modification and Waiver. This Agreement may be amended or modified at any time only by a written instrument executed by the Parties, and any of the terms, covenants, representations, warranties or conditions hereof may be waived by a written instrument executed by the Party waiving compliance. The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same. No waiver by any Party of the breach of any term, agreement, covenant, representation or warranty in this Agreement as a condition to such Party's obligations hereunder shall release or affect any liability resulting from such breach, and no waiver of any nature, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of any breach of any other term, agreement, covenant, representation or warranty.

     11. Termination. This Agreement and transactions contemplated hereby may be terminated at any time prior to the Closing Date, as follows:

          (a)  By mutual consent of the Parties;

          (b) By any Party if the Closing Date shall not have occurred on or prior to April 15, 1997, unless such delay shall have been caused by the breach of the Party seeking to terminate;

          (c) By any of Sellers (i) if any of the representations and warranties of Buyer herein or in any schedule, exhibit, agreement, certificate or other document or information delivered in connection herewith is false, which falsity affects Sellers materially and adversely, or (ii) if Buyer shall have failed to comply with or perform any covenant or agreement or to satisfy any condition on the part of Buyer to be complied with, performed or satisfied on or prior to the date of such termination;

          (d) By Buyer (i) if any of the representations and warranties of Sellers herein or in any schedule, exhibit, agreement, certificate or other document or information delivered in connection herewith is false, which falsity affects Buyer or any of the Companies materially and adversely,
(ii) if any of Sellers shall have failed to comply with or perform any covenant or agreement or to satisfy any condition on the part of Sellers to be complied with, performed or satisfied on or prior to the date of such termination, or (iii) as provided in section 7.10.

Any such termination under clause (c) or (d) of the preceding sentence shall be upon at least ten days' notice of termination given to the other Party by the Party seeking termination. On any termination in accordance with this section 11, no Party shall have any further rights or obligations under or in connection with this Agreement, except that the Parties' rights and obligations under sections 2, 5, 7.1 and 7.9 shall survive any such termination and except that no termination of this Agreement shall relieve or release any Party from such Party's liability for any breach or violation of such Party of any representation, warranty, covenant or agreement herein; provided that, if Buyer terminates this Agreement without due cause (due cause being defined as (1) any breach or violation by any of Sellers of their agreements in sections 6.1 and 7.11, or (2) any representation or warranty made by any of Sellers herein or in connection herewith is found by Buyer to be materially incorrect), Buyer shall forthwith cause the Deposit and any earnings thereon to be paid to the Companies in the proportions specified in section 1.6, but otherwise the Deposit and any earnings thereon shall be returned to Buyer.

     12. Notices. Any notice, consent, demand or other communication required or permitted to be given hereunder shall be in writing and shall be deemed duly given and received when delivered personally, when transmitted by facsimile if receipt is acknowledged by the addressee, or one day after being deposited for next-day delivery with an internationally recognized overnight delivery service, all charges prepaid, properly addressed, as follows:

     If to Buyer, to:

     4637 Chabot Drive, Suite 200
     Pleasanton, CA  94588
     United States of America
     Facsimile:  510-847-9114

     Attention:  Chief Financial Officer

                    and

     109 E. Main Street
     Whitesboro, TX  76273
     United States of America
     Facsimile:  903-564-9348

     Attention:  David Hendricks

With a copy (not by itself constituting notice) to:

     Shartsis, Friese & Ginsburg, LLP
     One Maritime Plaza, 18th Floor
     San Francisco, CA  94111
     United States of America
     Facsimile:  415-421-2922

     Attention:  Douglas L. Hammer, Esq.

If to any of Sellers, to:

     12 Ashbridge Circle
     Woodbridge, Ontario L4L 3R5
     Canada
     Facsimile:  905-856-0056

     Attention:  Robert A. Cunningham

With a copy (not by itself constituting notice) to:

     Morris Silver Lewis
     1 Yorkdale Road, Suite 403
     Toronto, Ontario M6A 3A1
     Canada
     Facsimile:  416-781-3110

     Attention:  Martin I. Silver, Esq.

Any Party may change his, her or its address by notice hereunder to each other Party.

     13. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns; provided that no Party shall assign this Agreement or any rights hereunder or delegate any duties hereunder, without the prior consent of each other Party, and any attempted or purported assignment or delegation without such consent shall be void; but provided further that SST or SST-Canada may, in its exclusive discretion and without the consent of any other Party, assign this Agreement or any or all of its rights hereunder or delegate any or all of its duties hereunder to any corporation controlled by, controlling or under common control with it, so long as it is not thereby released from any of its obligations hereunder without the prior consent of R. Cunningham on behalf of himself and Sellers. This Agreement is not intended, nor shall it be construed, to confer any enforceable rights on any person who is not a Party, other than an assignee of a Party as permitted hereby.

     14. Joint and Several Obligations. The duties, obligations and liabilities of Sellers in or pursuant to this Agreement or any other agreement, certificate, instrument or other document to be executed by Sellers hereunder or in connection herewith (except any employment agreement or arrangement between Isometric and R. Cunningham) shall be joint and several, and each representation, warranty, covenant, agreement and condition of or to be performed or satisfied by Sellers in or pursuant to this Agreement or any other agreement, certificate, instrument or other document to be executed by Sellers hereunder or in connection herewith (except any employment agreement or arrangement between Isometric and R. Cunningham) shall be deemed to be the representation, warranty, covenant, agreement or condition of or to be performed by each and all of Sellers.

     15. Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflict of laws thereunder.

     16. Entire Agreement. This Agreement contains the entire agreement of the Parties and supersedes all prior or contemporaneous negotiations, correspondence, understandings, letters of intent and agreements, whether written or oral, between or among the Parties, regarding the subject matter hereof.

     17. Exhibits. All schedules and exhibits attached hereto and the documents and instruments delivered at the Closing are expressly made a part of this Agreement as fully as though completely set forth herein, and all references to this Agreement herein or in any of such documents and instruments (whether or not such references include a specific reference to such documents and instruments) shall be deemed to refer to and include all such documents and instruments. Any breach of or default under any provision of any of such documents and instruments, shall, for all purposes, constitute a breach or default under this Agreement.

     18. Counterparts. This Agreement may be executed in any number of counterparts, or by different Parties in different counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     19. Section Headings. The section headings in this Agreement are included for convenience of reference only and are not part of this Agreement.

     20. Number and Gender. Whenever the context requires, the use in this Agreement of the singular number shall be deemed to include the plural and vice versa, each gender shall be deemed to include each other gender, and "person" shall be deemed to include, in addition to natural person, corporation, partnership, limited liability company, trust, association, firm or other entity or organization.

          IN WITNESS WHEREOF, this Agreement has been duly executed by or on behalf of the Parties as of the date first above written.

BUYER:                                      SELLERS:

Simpson Strong-Tie Company Inc.
                                            /s/Robert A. Cunningham
                                            -----------------------------
By  /s/Stephen B. Lamson                    Robert A. Cunningham
    -----------------------------
        Stephen B. Lamson                   /s/Diane Saroginie Cunningham
     Chief Financial Officer                -----------------------------
                                            Diane Saroginie Cunningham for
                                            herself and as Trustee of The
Simpson Strong-Tie Canada, Limited          Angela Cunningham Trust dated
                                            May 17, 1985

By  /s/Stephen B. Lamson                    /s/Joan Phyllis Seetaram
    -----------------------------           -----------------------------
        Stephen B. Lamson                   Joan Phyllis Seetaram for
     Chief Financial Officer                herself and as Trustee of The
                                            Angela Cunningham Trust dated
                                            May 17, 1985

                                            /s/Martin I. Silver
                                            -----------------------------
                                            Martin I. Silver as Trustee
                                            of The Angela Cunningham
                                            Trust dated May 17, 1985

                                            /s/Tracey Eichinger
                                            -----------------------------
                                            Tracey Eichinger as Trustee
                                            of The Angela Cunningham
                                            Trust dated May 17, 1985

                                            D. Cunningham Holdings, Inc.


                                       By:  /s/Diane S. Cunningham
                                            -----------------------------
                                            Diane S. Cunningham
                                            President